EXHIBIT 10.3

First Amendment to
The Delta Air Lines, Inc. 2017 Long-Term Incentive Program
Sections 4(d)(v)(C) and (D) of the Delta Air Lines, Inc. 2017 Long-Term Incentive Program shall be deleted in their entirety and replaced by the following:
“(C)    Retirement. Subject to Section 4(d)(v)(F), upon a Participant’s Termination of Employment by reason of Retirement, subject to the Participant’s execution of a waiver and release of claims in a form and manner satisfactory to the Company, the Pro Rata Option Portion of any Option Installment that is not exercisable at the time of such Termination of Employment (1) will vest and become exercisable, if applicable, under Section 4(d)(iv) in the same manner and to the same extent as if the Participant’s employment had continued and (2) the entire then exercisable portion of the Option shall be exercisable during the period: (I) beginning on the applicable Option Installment Vesting Date and (II) ending on the Expiration Date. Pro Rata Option Portion has the meaning set forth in Section 4(d)(v)(A). Upon the Participant’s Termination of Employment by reason of Retirement, any portion of the Option that is not exercisable at the time of such termination, other than the Pro Rata Option Portion, shall be immediately forfeited. Notwithstanding the last sentence of Section 3 to the contrary, the exercisability provisions of this Section 4(d)(v)(C) shall supersede any conflicting term included in any Award Agreement.
(D)    Death or Disability. Upon a Participant’s Termination of Employment due to death or Disability, any Option Installment that is not exercisable at the time of such Termination of Employment shall vest and become exercisable and the then exercisable portion of the Option shall be exercisable during the period: (1) beginning on the date of such Termination of Employment and (2) ending on (I) if due to Disability, the earlier of (i) the third anniversary of such Termination of Employment and (ii) the Expiration Date or (II) if due to death, the Expiration Date. Notwithstanding the last sentence of Section 3 to the contrary, the exercisability provisions of this Section 4(d)(v)(D) shall supersede any conflicting term included in any Award Agreement.”